Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

October 20, 2008	Contact: Christian E. Rothe Director, Strategic Planning and Development (217) 228-8224
GARDNER DENVER, INC. COMPLETES ACQUISITION OF COMPAIR
QUINCY, IL (October 20, 2008) – Gardner Denver, Inc. (NYSE:GDI) reported today that it has completed its previously announced acquisition of CompAir Holdings Limited (“CompAir”), a leading global manufacturer of compressed air and gas solutions. Total cash consideration paid to the selling shareholders was £190.2 million. Including the repayment of certain outstanding debt and the assumption of CompAir’s other net debt, which totaled approximately £10.4 million on September 30, 2008, the total transaction value was approximately £200.6 million. To finance the acquisition, Gardner Denver used excess available cash and new syndicated credit facilities.
Gardner Denver will release its third quarter 2008 financial results on Wednesday, October 22, 2008 after the U.S. financial markets have closed. The Company expects to include guidance regarding the financial impact of the CompAir acquisition in the earnings release. In addition, on Thursday, October 23, 2008 at 9:30 a.m. Eastern time, the Company will broadcast a conference call through a live webcast to discuss third quarter earnings and the CompAir acquisition. This free webcast will be available in listen-only mode and can be accessed, for up to ninety days following the call, through the Investor Relations page on the Gardner Denver website at www.GardnerDenver.com or through Thomson StreetEvents at www.earnings.com.
Cautionary Statement Regarding Forward-Looking Statements
All of the statements in this release, other than historical facts, are forward-looking statements. As a general matter, forward-looking statements are those focused upon anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend,” “plan to,” “will,” “foresee,” “project,” “forecast” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for these forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that forward-looking statements are subject to known and unknown risks, uncertainties and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. These known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those matters expressed in, anticipated by or implied by such forward-looking statements.

These risks, uncertainties, and factors specific to the CompAir acquisition include, but are not limited to: (1) the risk that the integration of the CompAir acquisition could disrupt the plans and operations of the Company, CompAir or both and the potential difficulties of employee retention as a result of the acquisition, and (2) the risk that the Company may not realize the expected financial and other benefits from the acquisition. The foregoing factors should not be construed as exhaustive and should be read together with important information regarding risks and factors that may affect the Company’s future performance set forth in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007, and other public reports filed with the Securities and Exchange Commission.
These statements reflect the current views and assumptions of management with respect to future events. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, even though its situation and circumstances may change in the future. The inclusion of any statement in this release does not constitute an admission by Gardner Denver or any other person that the events or circumstances described in such statement are material.
Gardner Denver, Inc., with 2007 revenues of $1.9 billion, is a leading worldwide manufacturer of reciprocating, rotary and vane compressors, liquid ring pumps and blowers for various industrial and transportation applications, pumps used in the petroleum and industrial market segments, and other fluid transfer equipment serving chemical, petroleum, and food industries. Gardner Denver’s news releases are available by visiting the Investor Relations page on the Company’s website (www.GardnerDenver.com).

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